                                  EXHIBIT 5.0

            Opinion and Consent of Brobeck, Phleger & Harrison LLP

                                                                     EXHIBIT 5.0
                                 May 20, 1996



Measurex Corporation
One Results Way
Cupertino, California  95014


               Re:  Measurex Corporation Registration Statement
                    for Offering of 2,000,000 Shares of Common
                    Stock
                    -------------------------------------------

Ladies and Gentlemen:

   We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,000,000 shares of Common Stock of Measurex Corporation (the "Company") authorized for issuance under the Company's 1993 Stock Option Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Brobeck, Phleger & Harrison LLP

                                            BROBECK, PHLEGER & HARRISON LLP